AMENDMENT TO FRIEDLAND CAPITAL CORPORATE FINANCE ADVISORY SERVICES AGREEMENT

WHEREAS, Friedland Capital, Inc. (“Friedland”) and the former Titan Holdings, Inc. (the “Company”) entered into an advisory agreement (the “Agreement”) on August 4, 2005;

WHEREAS, Friedland and the Company desire to amend the Agreement in order to clarify the terms of the Agreement;

NOW, THEREFORE, the Friedland and the Company agree as follows:

Section 3. Disclosure shall be amended by the addition of the following:

The calculation of the 10% of the shares of NEWCO outstanding after the completion of the IPO shall NOT include the convertible notes for (i) Brian Kistler; or (ii) the purchase of the real property located at 6615 Brotherhood Way, Fort Wayne, Indiana 46825.

IN WITNESS WHEREOF, the parties have executed this Agreement, this 14th day of August, 2006.

COMPANY

BY:  /s/

Brian K. Kistler
TITLE: President/CEO

FRIEDLAND CAPITAL, INC.

BY:  /s/

Jeffrey Friedland
TITLE: President